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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026
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WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
48443 Alpha Drive #190, Wixom, Michigan 48393
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 646-5205

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Value Creation Incentive Plan

On September 22, 2026, the Board of Directors (the “Board”) of Workhorse Group Inc. (the “Company”), upon the recommendation of the Human Resource Management and Compensation Committee (the “Committee”), adopted the Workhorse Group Inc. Value Creation Incentive Plan (the “VCIP”). The Company’s executive officers, as well as other employees of the Company, are eligible to participate in the VCIP.

The VCIP provides for the grants of performance awards to eligible employees, which awards may be earned based on the achievement of one or more performance goals over a designated performance period, which will generally consist of three (3) to five (5) year periods, as determined by the Committee. Actual award amounts payable to participants based on the achievement of the performance goals will be paid in cash, or alternatively at the Committee’s election, in the form of shares of the Company’s common stock.

The foregoing description of the VCIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the VCIP, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Grants of VCIP Performance Awards

Also on September 22, 2026, the Board approved, upon the recommendation of the Committee, grants of performance awards under the VCIP to Scott Griffith, the Company’s Chief Executive Officer, and Jody Davis, the Company’s Chief Financial Officer (the “Performance Awards”). The terms and conditions of the Performance Awards are set forth in an Award Notice, approved by the Board upon recommendation of the Committee.

The target award amount for Mr. Griffith is $15 million and the target award amount for Mr. Davis is $6.5 million. The performance period of the Performance Awards begins October 1, 2026, and ends September 30, 2031. A brief description of the performance goals, and the targets that must be achieved in order for amounts to be earned under the Performance Awards, is shown below:

Performance Goal	Performance Target
Annualized GAAP Revenue Milestone (15% of Target Award)	≥$75 million in annualized GAAP revenue for at least two (2) consecutive fiscal quarterly periods, determined as GAAP sales, net of returns and allowances for the fiscal quarter multiplied by four (4)
Positive Gross Margin Milestone (20% of Target Award)	Positive GAAP gross margin for at least two (2) consecutive fiscal quarterly periods, determined as GAAP gross profit divided by GAAP sales, net of returns and allowances for the fiscal quarter
Positive Operating Cash Flow Milestone (25% of Target Award)	Positive operating cash flow for at least two (2) consecutive fiscal quarterly periods, determined as GAAP net cash provided by operating activities
Enterprise Equity Value Milestone (40% of Target Award)	Average of ≥$500 million market capitalization over any consecutive 45-trading day period

The applicable level of achievement of each of the performance goals, and the corresponding percentage of the target award that is allocated to such performance goal and may be earned with respect to an individual performance goal, will be determined independent of each other. Achievement of any individual performance goal above the applicable performance goal level will not result in any “above target” payment with respect to such performance goal or impact the ability to earn any portion of the target award allocated to a separate performance goal.

The foregoing description of the Performance Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Award Notice applicable to such awards, a copy of which is filed as Exhibit 10.2 hereto and the terms of which are incorporated herein by reference.

The performance targets included herein are not predictions or projections of how the Company will perform in the future and the Company is not providing any guidance of its future performance with the disclosure of these performance targets. You are cautioned not to rely on these performance targets as a prediction of the Company’s future performance.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description
10.1	Workhorse Group Inc. Value Creation Incentive Plan
10.2	Form of Award Notice for use under Workhorse Group Inc. Value Creation Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: September 28, 2026	By: /s/ Scott Griffith
Name: Scott Griffith
Title: Chief Executive Officer

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